Exhibit 99.1

IDT Announces Agreement with Starboard

IDT to Expand Board to Nine Members;

Starboard Agrees to Support Company Nominees at 2012 Annual Meeting

SAN JOSE, Calif., June 20, 2012 - Integrated Device Technology, Inc. (IDT®) (NASDAQ: IDTI), the Analog and Digital Company™ delivering essential mixed-signal semiconductor solutions, today announced it will expand its Board of Directors from seven to nine members and appoint two directors recommended by Starboard Value LP (“Starboard”) to the new seats, pursuant to an agreement with Starboard. In addition, IDT’s Board has agreed to work with its two new directors to identify an additional mutually agreeable independent director candidate to join the IDT Board, which will remain fixed at 9 members.

Under the agreement, Peter A. Feld, Managing Member, Portfolio Manager and Head of Research at Starboard, and Jeffrey S. McCreary, formerly a senior executive of Texas Instruments and currently a director of MIPS Technologies, Inc., will be appointed to the two new seats on the IDT Board. IDT will include Messrs. Feld and McCreary in its 2012 proxy statement to be submitted for stockholder approval at the Company’s 2012 annual meeting. Starboard will withdraw its notice of nomination of persons for election as directors and vote its shares at the annual meeting for IDT’s nominees. Starboard, which beneficially owns approximately 8.5 percent of the outstanding shares of IDT’s common stock, has also agreed to certain standstill restrictions.

John Schofield, Chairman of the Board of IDT, said, “We are pleased to have reached this agreement with Starboard as we believe it is in the best interests of the Company and its stockholders. We welcome Peter and Jeff to the Board and look forward to working with them in our continued efforts to enhance our leadership position in timing, serial switches and memory interfaces and drive significant value for all our stockholders.”

“Over the past four years, IDT has transformed itself into a fabless, analog-intensive mixed-signal company specializing in system-level solutions for enterprise computing and communications infrastructure,” said Ted Tewksbury, President and CEO of IDT. “With this transformation now substantially complete, our core product lines performing well, and our recently launched products designed into customer applications and beginning to ramp, we are now increasing our efforts to streamline and focus our businesses to drive increased profitability. To that end, we have set non-GAAP pre-tax operating margin targets for fiscal year 2013 and fiscal year 2014. For fiscal year 2013, we plan to meet or exceed our fiscal year 2012 non-GAAP pre-tax operating margins of 11.6% and expect margin improvement will accelerate during the latter half of the year. For fiscal year 2014, we expect full year non-GAAP pre-tax operating margins in the high teens and by the end of fiscal year 2014, we expect to be on a run rate to exceed 20% non-GAAP pre-tax operating margins. These results will be achieved by taking actions to control and reduce costs while continuing to drive revenue growth. We believe the result will be significantly improved profitability and stockholder value.”

Peter Feld, on behalf of Starboard, stated, “We are pleased to have reached this agreement with IDT and look forward to working collaboratively with the IDT Board to enhance value for all stockholders. We believe IDT is currently undervalued and that opportunities exist for significant improvements in both profitability and growth. We appreciate the constructive dialogue we have had with management and the Board and are pleased with the Company’s commitment to focus on driving improved profitability based on actions within IDT’s control.”

Peter A. Feld, 33, is Managing Member, Portfolio Manager and Head of Research at Starboard. Since July 2011, he has served as a member of the board of directors of Unwired Planet, Inc. (f/k/a Openwave Systems Inc.), a public company with a patent portfolio of approximately 200 issued US and foreign patents and approximately 75 pending applications, many of which are considered foundational to mobile communications, and span smart devices, cloud technologies and unified messaging, and currently serves as its Chairman of the Board. Mr. Feld has also served as a member of the board of directors of SeaChange International, Inc., a leading global multi-screen video software company, since December 2010. Mr. Feld previously served on the board of directors of CPI Corp. from July 2008 to July 2009 and on the board of directors of Sharper Image Company from August 2007 to January 2008.

Jeffrey McCreary, 55, is a former Senior Vice-President at Texas Instruments, where he was most recently the Manager of Worldwide Sales and Marketing. He has been an independent management consultant since 2006 and a member of the board of directors of MIPS Technologies, Inc., a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications, since 2011. Mr. McCreary has also been a director of the Isola Group, a provider of materials used to manufacture printed circuit boards, since 2006. He served as a director of Gennum Corporation from 2008 until its acquisition by Semtech Corporation in March 2012. He is also currently working as a special consultant to the National Hockey League Coaches Association.

The complete agreement between IDT and Starboard will be included as an exhibit to the Company’s current report on Form 8-K which will be filed with the Securities and Exchange Commission.

About IDT

Integrated Device Technology, Inc., the Analog and Digital Company™, develops system-level solutions that optimize its customers’ applications. IDT uses its market leadership in timing, serial switching and interfaces, and adds analog and system expertise to provide complete application-optimized, mixed-signal solutions for the communications, computing and consumer segments. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, and YouTube.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Forward Looking Statements

Certain statements in this press release may contain forward-looking statements relating to IDT, including but not limited to statements regarding demand for company products, anticipated trends in company sales, expenses and profits and achievement of target operating margins. All statements included in this press release concerning activities, events or developments that IDT expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: global business and economic conditions, fluctuations in demand for the company’s products, the company’s ability to manage manufacturing capacity and costs, the company’s ability to manage inventory, competition, uncertainties arising from the company’s dependence on one or more customers for a significant portion of sales, and other economic, business and competitive factors affecting the businesses of IDT generally, including those set forth in the filings of IDT filed with the SEC from time to time, including its Annual Report on Form 10-K for the fiscal year ended April 1, 2012, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date of this press release and IDT does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Important Information

This release may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the company’s 2012 annual meeting of stockholders. The company, its directors and certain of its executive officers and employees may be deemed to be participants in such solicitation. The company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its 2012 annual meeting of stockholders. The proxy statement, any other relevant documents and other material filed with the SEC concerning the company will be, when filed, available free of charge at www.sec.gov and www.ir.IDT.com. In addition, copies of the proxy materials may be requested from the company’s proxy solicitor, Innisfree M&A Incorporated, by calling toll-free at (877) 456-3463. Brokers, banks and other nominees may call collect at (212) 750-5833. Stockholders are urged to read the proxy statement and any other relevant documents filed when they become available because they will contain important information.

Information Regarding Participants

The company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the company’s 2012 annual meeting of stockholders. Information concerning these participants is available in the company’s proxy statement for the 2011 annual meeting of stockholders filed with the SEC on August 1, 2011, and in subsequent SEC filings on Forms 3 and 4. Stockholders are advised to read the company’s proxy statement for the 2012 annual meeting of stockholders and other relevant documents when they become available, because they will contain important information, including information with respect to such participants. You can obtain free copies of these referenced documents as described above.

Non-GAAP Financial Measures

IDT utilizes non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the company’s future operating results. These non-GAAP results exclude restructuring-related costs, acquisition and divestiture-related charges, share-based compensation expense, results from discontinued operations and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP financial measures are also consistent with another way management internally analyzes IDT’s results and may be useful to investor community. See IDT’s year end fiscal 2012 earnings press release dated April 30, 2012 for reconciliation of non-GAAP financial measure to the most directly comparable GAAP financial measures. Reference to these non-GAAP financial measures should be considered in addition to financial measures that are prepared under general accepted accounting standards in the United States (GAAP), but should not be considered a substitute for financial measures that are presented in accordance with GAAP. It should also be noted that IDT’s non-GAAP information may be different from the non-GAAP information provided by other companies.

IDT Contacts:	Starboard Value Contact:
Graham Robertson (Media)	Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com
IDT Corporate Marketing
Phone: (408) 284-2644
Email: graham.robertson@IDT.com

Mike Knapp (Investors)
IDT Investor Relations
Phone: (408) 284-6515
Email: mike.knapp@IDT.com

Andrew Cole/John Christiansen
Sard Verbinnen & Co
Phone: (212) 687-8080/(415) 618-8750
Email: idt-svc@sardverb.com

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

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